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                                                                    Exhibit 99.5
For immediate release

               Acterna Corporation Certifies Financial Statements

Germantown, MD - August 14, 2002 - Acterna Corporation (Nasdaq: ACTR) today filed with the U.S. Securities and Exchange Commission sworn statements from its CEO, Ned Lautenbach, and CFO, John Ratliff, attesting to the accuracy of its financial reports and other SEC filings.

Acterna's filing fully complies with the SEC's June 27 order requiring more than 900 of the nation's largest publicly traded companies to certify their accounting practices and most recent financial reports. Acterna announced its 2002 fiscal year-end results on May 29, 2002, and reported its first quarter results for fiscal year 2003 on July 31, 2002. The Company filed its Form 10-Q for its first fiscal quarter of 2003 and the certifications of the 10-Q by Messrs. Lautenbach and Ratliff pursuant to the Sarbanes-Oxley Act of 2002 (18 United States Code ss. 1350), with the SEC today.

About Acterna Corporation

Based in Germantown, Maryland, Acterna Corporation is the holding company for Acterna, , da Vinci Systems and Itronix. Acterna is the world's second largest communications test and management company. The company offers instruments, systems, software and services used by service providers, equipment manufacturers and enterprise users to test and optimize performance of their optical transport, access, cable, data/IP and wireless networks and services. da Vinci Systems designs and markets video color correction systems to the video postproduction industry. Itronix sells ruggedized computing devices for field service applications to a range of industries. Additional information on Acterna is available at http://www.acterna.com.
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Contacts:

Investor Contact: Maria Henry, Acterna Corporation, 301-353-1550, x1207 Media Contact: Jim Monroe, Acterna Corporation, 301-353-1550, x4366